Exhibit 3.2

BY-LAWS

OF

IDAHO MINING & EXPLORATION CORPORATION

ARTICLE I
OFFICES

The principal office of the Corporation shall be located at 1044 Northwest Blvd., Suite D, Coeur d'Alene, Idaho 83814. The Board of Directors shall have the power and authority to establish and maintain branches or subordinate offices at any other locations either within or without the State of Idaho.

ARTICLE II
STOCKHOLDERS

1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Monday of April in each year, beginning with the year 2008, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Idaho, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

2. Special Meetings. Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent (50%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

3. Place of Meeting. The Board of Directors may designate any place within or without the State of Idaho as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Idaho, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the City of Coeur d'Alene, State of Idaho.

4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is

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called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting to a future date at which a quorum shall be present or represented. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

6. Voting of Shares. Subject to the provisions of any applicable law of the State of Idaho, each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

7. Closing of Transfer Books or Fixing a Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than fifty (50) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to of or to vote at a meeting of the stockholders, or stockholders entitled to receive payment of a dividend, the date on· which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend as adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of the stockholders entitled to vote  at any meeting of the stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

8. Informal Action By Stockholders. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

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9. Voting. Each shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy, except as otherwise provided by law, the Articles of Incorporation, or by the provisions of these By-Laws entitled "Election of Directors." Every shareholder shall be entitled to one (1) vote for each share standing in his name on the stock transfer books of the Corporation. Except as in the Articles of Incorporation or as otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

ARTICLES III
BOARD OF DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

2. Number, Tenure and Qualifications. The number of the Directors of the Corporation shall be not less than ONE (1) nor more than SEVEN (7), and the number of Directors shall be fixed by the Board of Directors from time to time. Directors shall be elected at the annual meeting of stockholders and the term of office of each Director shall be until the next annual meeting of stockholders and the election and qualification of his successor. Directors need not be residents of the State of Idaho and need not be stockholders of the Corporation.

3. Election of Directors (Non-Cumulative Voting). At each election for Directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one (1) vote for each share standing in his name on the stock transfer books of the Corporation and the Directors shall be elected by a plurality vote.

4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice, other than this By-Law, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide by resolution the time and place for holding additional meetings without other notice than such resolution. Additional regular meetings shall be held at the principal office of the Corporation in the absence of any designation in the resolution.

5.  Special Meeting. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Directors, and shall be held at the principal office of the Corporation or at such other place as the directors may determine.

6.  Notice. Notice of any special meeting shall be given at least seventy-two (72) hours before the time fixed for the meeting by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with

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postage thereon prepaid. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

7. Quorum. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

8. Voting. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares he may hold.

9. Board Decisions. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or a special meeting of stockholders called for that purpose.

11. Compensation. By resolution of the Board of Directors, the directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fix sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

12. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if they consent in writing, setting forth the action so taken, and such consent is signed by all of the directors.

13.  Actions of a Majority. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

14. Removal of Directors. Any Director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the Director sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a Director may be removed for cause by vote of a majority of the entire Board.

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15. Resignation. Any Director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

ARTICLE IV
OFFICERS

1. Number. The officers of the Corporation shall be a President, Vice-President, and Secretary/Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

2. Election and Term of Office. The officers of the Corporation shall be elected annually at the meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly elected and qualified or until his death, resignation or removal in a manner hereinafter provided.

3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removals shall be without prejudice to the contract rights, if any, of the persons so removed ..

4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5. Powers and Duties.

5.1. President. The President of the Corporation shall be the Corporation's principal executive officer and shall exercise general supervision and control over all the business and affairs of the Corporation. The President shall have the following specific powers and duties:

5.1.1. To preside at all meetings of the stockholders.

5.1.2. To have general and active management of the business of the Corporation.

5.1.3. To see that all orders and resolutions of the Board of Directors are carried into effect.

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5.1.4. To sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.

5.1.5. To insure the safekeeping of the seal of the Corporation and, when authorized by the Board of Directors, to affix the seal to any instrument requiring it.

5.1.6. To have general supervision and direction of all other officers of the Corporation, and of the agents and employees thereof, and to see that their respective duties are properly performed.

5.1.7. To operate and conduct the business and affairs of the Corporation according to the orders and resolutions of the Board of Directors, and according to his own discretion, whenever and wherever it is not expressly limited by such orders or resolutions.

5.1.8. To submit a report of the operations of the Corporation to the Directors at the regular annual meeting of stockholders, and from time to time to report to the Directors all matters within his knowledge that should be brought to their attention in the best interests of the Corporation.

5.1.9. To sign, with the Treasurer, all checks, drafts, notes, and orders for the payment of money as required in the business of the Corporation.

5.1.10. The President may sign certificates of stock and shall have such other powers, duties and authority as may be set forth elsewhere in these By-Laws and as may be prescribed by the Board of Directors from time to time.

5.2. Vice President. The Vice-President shall exercise the powers and perform the functions that are from time to time assigned to him by the President, or the Board of Directors. The Vice-President shall have the powers and shall exercise the duties of the President whenever the President by reason of illness or other disability or absence is unable to act, and at other times when specifically so directed by the Board of Directors.

5.3. Secretary/Treasurer. The Secretary/Treasurer of the Corporation shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of the Corporation's formal actions and transactions, and shall be its chief fiscal

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officer and the custodian of its funds, securities, and property. The Secretary/Treasurer shall have the following specific powers and duties:

5.3.1. To record or see to the proper recording of the minutes and transactions of all meetings of the directors and stockholders and to maintain separate minute books at the principal office of the Corporation or such other place as the board of Directors may order of all such meetings in the form and manner required by law.

5.3.2. To keep at the principal office of the Corporation record books showing the details required by law with respect to the stock of the Corporation, including ledgers and transfer books showing all shares issued and transferred and the date of issue and transfer, and also all other books of the Corporation, excepting books of account.

5.3.3. To keep at the principal office, open to inspection by the stockholders at all reasonable times, the original or a certified copy of the By-Laws of the Corporation as amended or otherwise altered to date.

5.3.4. To keep the corporate seal and affix it to all papers and documents requiring a seal and to attest by his signature all corporate documents requiring the same.

5.3.5. To attend to the giving and serving of all notices of the Corporation required by law or by these By-Laws to be given.

5.3.6. To attend to such correspondence and make such reports as assigned to him.

5.3.7. To keep and maintain open to inspection by the President and any director at all reasonable times adequate and correct accounts of the properties and business transactions of the Corporation which shall include all matters required by law and which shall be in the form as required by law.

5.3.8 To have the care and custody of the funds and valuables of the Corporation and deposit the same in the name of and to the credit of the Corporation with such depositories as the  Board of Directors may designate.

5.3.9. To maintain accurate lists and descriptions of all capital assets of the Corporation, including land, buildings and plants.

5.3.10. To see to the proper drafting of all checks, drafts, notes, and orders for the payment of money as required in the business of the Corporation and to sign such instruments with the President.

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5.3.11. To disburse the funds of the Corporation for property expenses and dividends as be may be ordered by the Board of Directors to take proper vouchers for such disbursements.

5.3.12. To render to the President and of the Board of Directors whenever they require it, an account of all the transactions as Treasurer and a financial statement in a form satisfactory to them showing the condition of the Corporation.

In addition to the foregoing, the Secretary/Treasurer shall have such other powers, duties and authority as may be set forth elsewhere in these By-Laws and as may be prescribed by the President or Board of Directors from time to-time.

6. Salaries. The salaries of the offices shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed thereby by such officer or agent of the Corporation and in such manner as herein provided.

4. Deposits.  All funds of the Corporation not otherwise; employed shall be deposited from time to time to the credit of the Corporation in such bank, trust companies, or other depositories Board of Directors may select.

ARTICLE VI
CERTIFICATES FOR SHARES: TRANSFERS

1. Certificates For Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, or an assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name

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and address of the person to whom the share is represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefore on such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2. Transfer of Shares. Transfer of shares of the Corporation shall be made in the manner specified by Idaho's Uniform Commercial Code. The Corporation shall maintain stock transfer books and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares duly endorsed. The Corporation shall have the absolute right to recognize as the owner of any shares of its stock issued by it the person or persons in whose name the certificate representing such shares stand according to the books of the Corporation for all proper corporate purposes, including the voting of the shares represented by the certificates at a regular or special, meeting of the stockholders, and the issuance and payment of dividends on such shares.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January of each year and end at midnight on the 31st day of December of the same year.

ARTICLE VIII
DIVIDENDS

The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property or shares of the Corporation.

ARTICLE IX
SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words, "Corporate Seal". The seal shall be stamped or affixed to such documents as may be prescribed by law or custom or by the Board of Directors.

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ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of law, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the specified time for the notice to be given, shall be deemed equivalent to the giving of such notice.

ARTICLE XI
AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board; provided, however, that the number of Directors shall not be increased or decreased nor shall the provisions of Article II concerning the stockholders be substantially altered without the prior approval of the stockholders at a regular or special meeting of the stockholders or by written consent.

The undersigned, being all of the members of the Board of Directors of IDAHO MINING & EXPLORATION CORPORATION hereby certify that the foregoing By-Laws were unanimously adopted at a meeting of the Board of Directors of the Corporation on the 8th day of January, 2007.

KURT HOFFMAN
                            KURT HOFFMAN, Director

MICHAEL E. REAGAN
MICHAEL E. REAGAN, Director

APPROVED AND RATIFIED BY UNANIMOUS VOTE OF ONE HUNDRED PERCENT (100%) OF THE SHAREHOLDERS AT A SPECIAL MEETING OF THE SHAREHOLDERS ON THE 8th DAY OF JANUARY, 2007.

MICHAEL E. REAGAN
MICHAEL E. REAGAN, Director

KURT HOFFMAN
KURT HOFFMAN, Director

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